Exhibit 4.49

AT&T CORP.

First Supplemental Indenture

This First Supplemental Indenture, dated as of December 1, 2017 (this “First Supplemental Indenture”), is entered into by and between AT&T Corp., a New York corporation (the “Company” or the “Issuer”) and The Bank of New York Mellon Trust Company, N.A., a national banking association (as successor in interest to The Bank of New York Mellon (formerly known as The Bank of New York)), as Trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, under an indenture, dated as of November 21, 2001, as amended and supplemented hereby (the “Indenture”), the Issuer has issued U.S.$520,570,000 of its 8.250% (initially 8.000%) Senior Notes due 2031 (the “Notes”);

WHEREAS, Section 10.02 of the Indenture provides, among other things, that, subject to certain exceptions, with the written consent of the Holders of a majority in principal amount of the outstanding Securities affected by such supplemental indenture, the Company and the Trustee may enter into a supplemental indenture to add any provisions to or to change or eliminate any of the provisions of the Indenture or of any supplemental indenture or to modify, in each case in any manner not covered by Section 10.01 of the Indenture, the rights of the Securityholders;

WHEREAS, AT&T Inc., a Delaware corporation (“AT&T”), has offered to exchange (the “Exchange Offers”) any and all of the outstanding Notes for its new 8.250% Global Notes due 2031 or for a new series of AT&T’s senior notes due November 15, 2046, upon the terms and subject to the conditions set forth in the offering memorandum, dated as of October 30, 2017 (the “OpCo Offering Memorandum”);

WHEREAS, in connection with the Exchange Offers, AT&T has also solicited consents from the holders of the Notes to certain proposed amendments (the “Proposed Amendments”) to the Indenture as described in the OpCo Offering Memorandum and set forth in Section 2 of this First Supplemental Indenture, with the operation of such Proposed Amendments being subject to the satisfaction or waiver, where applicable, by AT&T of the conditions to the applicable Exchange Offer and the acceptance by AT&T for exchange of the Notes validly tendered and not withdrawn pursuant to the applicable Exchange Offer;

WHEREAS, AT&T has received and caused to be delivered to the Trustee evidence of the consents from holders of at least a majority of the outstanding aggregate principal amount of the Notes to effect the Proposed Amendments under the Indenture with respect to the Notes;

WHEREAS, the Issuer is undertaking to execute and deliver this First Supplemental Indenture to delete or amend, as applicable, certain provisions and covenants in the Indenture and the Notes with respect to the Notes in connection with the Exchange Offers and the related consent solicitations;

WHEREAS, the Board of Directors of the Issuer has authorized and approved the execution and delivery of this First Supplemental Indenture;

WHEREAS, the Issuer has requested that the Trustee execute and deliver this First Supplemental Indenture; and

WHEREAS, the execution and delivery of this First Supplemental Indenture has been duly authorized by the parties hereto, and all other acts and requirements necessary to make this First Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer and the Trustee mutually covenant and agree as follows:

Section 1. Definitions.

(a) As used in this First Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined; any capitalized terms used and not defined herein shall have the same respective meanings as assigned to them in the Indenture; and references to Articles or Sections shall, unless the context indicates otherwise, be references to Articles or Sections of the Indenture.

(b) Any definitions used exclusively in the provisions of the Indenture or Notes that are deleted pursuant to the amendments set forth under this First Supplemental Indenture, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the Notes, and all textual references in the Indenture and the Notes exclusively relating to paragraphs, Sections, Clauses or other terms or provisions of the Indenture that have been otherwise deleted pursuant to this First Supplemental Indenture are hereby deleted in their entirety. The words “herein,” “hereof” and “hereby” and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular Section hereof.

Section 2. Amendments to the Indenture.

(a) The Indenture shall hereby be amended by deleting the following Section or clauses of the Indenture and all references and definitions related thereto in their entirety, and these Sections and clauses shall be of no further force and effect, and shall no longer apply to the Notes, and the words “[INTENTIONALLY DELETED]” shall be inserted, in each case, in place of the deleted text:

Section 4.03 (Limitations on Liens)

Section 4.04 (Limitation on Sales and Leasebacks)

(b) Section 5.01 of the Indenture (Consolidation, Merger, Sale or Conveyance) is hereby deleted and replaced in its entirety by the following:

“Nothing contained in this Indenture or in the Securities shall prevent any consolidation of the Company with, or merger of the Company into, any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers to which the Company or its successors shall be a party or parties; provided, however, that the Company hereby covenants and agrees, that upon any such consolidation or merger, the due and punctual payment of the principal of and interest on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, shall be expressly assumed, by supplemental indenture, satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation formed by such consolidation, or into which the Company shall have been merged.”

(c) The failure to comply with the terms of any of the deleted Sections or Clauses of the Indenture set forth in clause (a) and (b) above shall no longer constitute a Default or Event of Default under the Indenture with respect to the Notes and shall no longer have any consequence under the Indenture.

Section 3. Miscellaneous.

(a) Ratification of Indenture. All the provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

(b) Headings. The headings of the Sections of this First Supplemental Indenture are inserted for convenience of information and reference and shall not be deemed to be a part thereof.

(c) Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

(d) Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

(e) Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

(f) Separability. In case any one or more of the provisions contained the Indenture or this First Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of the Indenture or this First Supplemental Indenture, but the Indenture or this First Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

(g) Benefits of this First Supplemental Indenture. Nothing in this First Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy, or claim under this First Supplemental Indenture.

(h) Trustee Not Responsible for Recitals. The recitals and statements herein contained are made by the Issuers and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

(i) Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

(j) Waiver of Jury Trial. THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first above written.

AT&T CORP., as Issuer

By:	/s/ Julianne K. Galloway
Name: Julianne K. Galloway Title: Chief Financial Officer and Treasurer

[Signature Page to the First Supplemental Indenture to the 2001 AT&T Corp. Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Karen Yu
Name: Karen Yu
Title: Vice President

[Signature Page to the First Supplemental Indenture to the 2001 AT&T Corp. Indenture]